SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  June 1, 2001

                        NB&T FINANCIAL GROUP, INC.
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




            OHIO                    0-23134              31-1004998
---------------------------    -------------------   --------------------
(State or other jurisdiction  (Commission File No.) (IRS Employer I.D. No.)
     of incorporation)


            48 N. South Street, Wilmington, Ohio           45177
           ----------------------------------------      ----------
          (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:  (937) 382-1441

Item 5.  Press Release.


The following was contained in a press release issued by NB&T Financial Group, Inc., on or about June 1, 2001.


On Friday, June 1, 2001 NB&T Financial Group, Inc. (OTC Bulletin Board, NBTF) ("Company") purchased 83,632 of Company shares from Wilmington College at $20 per share for a total purchase price of $1,672,640. These shares represent 2.6% of the shares outstanding.

These shares will initially be held in treasury, although the Company may eventually use these shares for employee stock benefit plans.





                               SIGNATURES
                               ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     NB&T FINANCIAL GROUP, INC.



                                     By: /s/ Charles L. Dehner
                                         ------------------------------
                                         Charles L. Dehner
                                         Executive Vice President,
                                           Chief Financial Officer


Date:  June 4, 2001